UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2007

HIGH POINT TRANSPORT, INC.
(Name of Small Business Issuer in its charter)

Florida	000-52756	20-4871281
(State or jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification Number)

23730 County Road 675, Myakka City, Florida	34251
(Address of principal executive offices)	(Zip Code)

(941) 545-7800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The registrant entered into a Stock Purchase Agreement on October 17, 2007 with Anthony Vallone, Sr.  Prior to the date of the agreement, there was no relationship between the registrant and Mr. Vallone.

The Stock Purchase Agreement provides for the registrant’s purchase of all of the issued and outstanding equity securities of Cannon Freight Systems, Inc., a Michigan corporation, from Mr. Vallone, its sole stockholder.

The consideration deliverable by the registrant to Mr. Vallone for the purchase of the equity securities of Cannon Freight Systems is composed of:

(a)  $1,000,000;

(b) The registrant’s guaranteed promissory note in the principal amount of $1,000,000 with an interest rate of ten percent per annum payable monthly during the term of the note, due and payable together with accrued interest on January 31, 2008 and guaranteed by Paul A. Henley, the registrant’s president and controlling stockholder, Mr. Henley’s guaranty being secured by and limited to a perfected pledge of all of Mr. Henley’s common stock of the registrant.

(c)  The registrant’s convertible promissory note in the principal amount of $1,000,000 with an interest rate of ten percent  per annum payable monthly during the term of the note, a term of one year beginning October 25, 2007, guaranteed by Mr. Henley, Mr. Henley’s guaranty being secured by and limited to a perfected pledge of all of Mr. Henley’s common stock of the registrant and secured by a perfected pledge of all of Cannon Freight Systems equity securities owned by the registrant.  The note is convertible by the holder in whole or in part at any time prior to and including the date of maturity into the number of shares of the registrant’s common stock determined as follows:  (i), if the registrant’s shares are not publicly traded, the price per share at which registrant has most recently sold, or is committed to sell (by conversion or otherwise) its common stock to non-affiliated investor(s) prior to the conversion request by the holder, or (ii), if the registrant’s shares are publicly traded, the average of the daily closing bid and asked price or quoted on the principal market for the shares during the thirty days such market is open for business preceding such conversion.

(d)  One million shares of the registrant’s common stock.

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 25, 2007, the registrant purchased all of the issued and outstanding equity securities of Cannon Freight Systems.  See Section 1, Item 1.01 of this report for additional information.  In connection with the purchase of Cannon Freight Systems for the consideration described in Section 1, Item 1.01, the registrant issued its promissory note in replacement of an open account due to Mr. Vallone from Cannon Freight Systems in the amount of $303,782.33 with interest at a rate of ten percent  per annum payable monthly during the term of the note ending April 25, 2008 and is guaranteed by Mr. Henley, Mr. Henley’s guaranty being secured by and limited to a perfected pledge of all of Mr. Henley’s common stock of the registrant and is secured by a perfected pledge of all of Cannon Freight Systems equity securities owned by the registrant.

The registrant will operate Cannon Freight Systems as a wholly owned subsidiary.  Cannon Freight Systems has one wholly owned subsidiary, Cannon Global Logistics L.L.C.  Mr. Vallone founded Cannon Freight Systems in 1994 as an expedite company.  It has evolved into a multi-tasking full service transportation/logistics organization capable of handling all facets of material management, warehousing, line sequencing and distribution.  Cannon Freight Systems is comprised of three divisions covering all forms of transportation and materials management, including warehousing, transportation, air freight for time-sensitive shipments, distribution, line sequencing and materials planning.  It is ISO 9001:2000 certified, and currently has authority for all of the United States and Ontario, Canada, including intra-provincial authority in Ontario.  Cannon Freight Systems is primarily a dry van, dedicated carrier, using both company drivers and owner operators.  Much of its business is automotive related.

Management believes that Cannon Freight Systems has strong market share and a loyal customer base.  Cannon Freight Systems is USA FAST Approved, C-TPAT approved, and Canadian FAST approved (CSA).  Seventy-five percent of its drivers are USA and Canadian FAST approved and C-TPAT approved.

Cannon Freight Systems utilizes three divisions, as follows:

-  Expedite Division, which provides air services such as air charter, ground saver, messenger, and any size vehicle movement of freight.  This includes semi, straight truck, cube van and cargo vans.  Cannon Freight Systems currently services many of the major tier 1, 2, and 3 automotive suppliers, as well as General Motors, Ford, Chrysler, Nissan, Honda and Toyota.

-  Logistics Division, which handles all facets of transportation, warehousing, distribution, line sequencing, and materials planning.  Currently, the division does business with several major companies, automotive and non-automotive.  Cannon Freight Systems has recently reached agreement to be a full partner on a five-year contract to service a major automotive supplier with sequenced material of ten to twelve loads per day into a major North American automotive plant.

-  Dedicated Automotive Truckload Division, which provides service to Tier 1, 2, and 3 automotive parts suppliers, as well as automakers through their LLPs.  It does many dedicated daily moves between parts suppliers and their suppliers, as well as directly to automotive plants and/or distribution centers.  This includes daily “milk run” movements for all the North American assembly plants of Toyota Motor.

In addition, Cannon Freight Systems uses brokering, through its wholly owned subsidiary, to acquire the use of any truck/trailer in a specified area requested by its customers, utilizing a network of over 10,000 brokers with access to any mode of transportation required by Cannon Freight Systems’ customers.

Cannon Freight Systems offers its customers total transportation services.

-  Air Freight – Cannon Freight Systems has been able to provide global airfreight transportation services to their customers for over ten years.  Because of its reliability, Cannon Freight Systems has been able to provide competitive prices and on-time performance.  Cannon Freight Systems offers “Next Flight Out / Expedite / Same Day / Charter” service.  Cannon Freight Systems offers guaranteed next day AM and second day air for less time sensitive deliveries.  Its service includes international air and ocean freight for overseas, door-to-door or port-to-port needs.

-  Expedite – Cannon Freight Systems provides on-demand, emergency, door-to-door transportation in demanding, just in time environments for loads from ten to 40,000 pounds.  It has vehicles available seven days a week, twenty-four hours a day.

-  Dedicated – With the ever-growing transportation market and warehousing costs, customers today are reducing floor inventories to lower their costs.  More and more companies are going to dedicated service contracts with carriers to ensure capacity, on-time delivery and unique customer service requirements.  Cannon Freight Systems’ dedicated services group offers more than basic freight service.  Cannon Freight Systems provides the equipment and drivers to maintain the desired level of service to meet customer expectations and demands.  Cannon Freight Systems offers multi-year transportation contracts and dedicated service to meet the unique customer requirements, such as multi-drop shipments, pick-ups and other arrangements.

-  LTL/partial – Management believes “less than load” shipments are one of Cannon Freight Systems’ strengths with complete U.S. coverage, plus direct lanes to major metro areas across the continental U.S.  Next-day delivery is standard for up to 600 miles and second-day for up to 1,500 miles.

-  Warehousing – Cannon Freight Systems offers cross docking and warehousing.  Cannon Freight Systems has up-to-date materials handling equipment and tracking capabilities.  The cross docking services, with the “Fast approved” drivers, enables Cannon Freight Systems to move difficult shipments through customs on-time and delivered anywhere in Ontario.  The cross docking facilities are operational seven days a week, twenty-four hours a day.

Customers

Cannon Freight Systems’ business is ninety percent automotive related, five percent machinery related and five percent other specialized freight related.  Eighty percent of the freight is van “no touch” freight, with the other ten percent being flatbed and other equipment.  Ninety percent of the freight is for dedicated customers.  In the divisions the load breakdown is eighty percent truckload, five percent and twelve percent expedited.

Competition

Cannon Freight Systems competes against a number of other trucking and transportation companies, some of whom are older, larger and well established and who have greater financial resources.  Management believes that competition involves not only pricing, but also quality of service which includes adherence to pick up and delivery schedules.

Personnel

Management believes Cannon Freight Systems has good relations with its employees, with little turnover in the office (forty-eight employees, including the executive officer) and maintenance (nine employees) areas.  Management also believes turnover among its drivers (175 employees) and owner operators (seventy-five) is normal.  Employees are not represented by a union or other collective bargaining unit.

Equipment

Cannon Freight Systems utilizes a variety of vehicles.  It owns 110 power units, 325 leased trailers and thirty-six company owned trailers.  Management believes that all of the equipment is well maintained, in good working order and suitable to its current operations.  Cannon Freight Systems does as much in-house equipment maintenance as possible, including routine maintenance, such as brake repair and oil changes, as well as major engine and transmission overhauls and complete body repair, if necessary.

Facilities

Cannon Freight Systems’ headquarters and operations center is located in Harrison Township, Michigan.  It is a modern facility with over 45,000 square feet.  The facility includes 15,000 square feet of office space and 30,000 square feet of warehousing, cross-dock areas and equipment maintenance. The facility is leased from a third for a term ending 2011. Cannon Freight Systems leases 2.5 acres adjacent to the facility for tractor parking and also leases two trailer drop lots within one-half mile, totaling about five acres.  All facilities utilized by Cannon Freight Systems are leased from third parties.  Management believes the facilities are adequate for the foreseeable future.

Litigation and Claims

Cannon Freight Systems engages from time to time in litigation in the normal course of business, principally related vehicle accidents for which Cannon Freight Systems maintains insurance coverage in amounts management believes sufficient.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

The following tables set forth information about the registrant’s unregistered sales of common stock during the period from May 15, 2006 (date of inception) to the date of this report.

Date	Title of Security	Amount	Purchaser	Price	Exemption
2006	Common stock	1,000	Paul A. Henley (1)	$75	Section 4(2)
2007	Common stock	5,999,000	Paul A. Henley (1)	$1,711	Section 4(2)
2007	Common stock	50,000	Jackson L. Morris (2)	$1,000	Section 4(2)
2007	Common stock	150,000	Cristino L. Perez (3)	$3,000	Section 4(2)
2007	Common stock	300,000	Jeffrey Lane (4)	$6,000	Section 4(2)
2007	Common stock	50,000	Edgar Renteria (5)	$50,000	Section 4(2)
2007	Common stock	1,000,000	Anthony Vallone, Sr. (6)	$1,000,000	Section 4(2)
_________________
(1)
Mr. Henley is the registrant’s founder, was its sole director before the addition of Mr. Vallone to the board, and is the registrant’s chief executive officer, president and secretary.  Mr. Henley's aggregate net capital contribution is $1,786 through March 31, 2007.

(2)	Mr. Morris is the registrant’s general and securities counsel. The shares were issued for services.
(3)	Mr. Perez is the registrant’s chief financial officer. The shares were issued for services.
(4)	Mr. Lane is a consultant to Mr. Henley and the registrant. The shares were issued for services.
(5)	Mr. Renteria is a friend and business acquaintance of Mr. Henley. The shares were issued for cash.
(6)	Mr. Vallone is the former owner of Cannon Freight Systems, Inc. The shares were issued in partial consideration for the acquisition of Cannon Freight Systems.

The following tables set forth information about the registrant’s unregistered sales of notes and debentures convertible into common stock during the period from May 15, 2006 (date of inception) to the date of this report.

Date	Title of Security	Purchaser	Principal Amount	Exemption
2007	Debenture	Edgar Renteria	$50,000	Section 4(2)
2007	Debenture	Edgar Renteria)	$1,300,000	Section 4(2)
2007	Note	Anthony Vallone, Jr.	$1,000,000	Section 4(2)

The registrant did not pay and no one acting on its behalf or to its knowledge paid any commissions or other compensation with respect to the sale of any of the shares, notes and debentures listed in the table above, except the registrant paid a business brokerage fee to a licensed business broker in connection with the purchase of Cannon Freight Systems, Inc.  The registrant made each sale through its then sole director and officer, other than Mr. Henley who made his own purchase.  Each sale was directly to the purchaser. Each purchaser either had a preexisting relationship with the registrant as its founder and proposed executive officer or entered into a relationship with the registrant as counsel, chief financial officer or consultant, or had a personal relationship with Mr. Henley in the case of Mr. Renteria; except, Mr. Vallone who was the seller of Cannon Freight Systems introduced to the registrant by the licensed business broker.  These relationships and bargaining position provided information on an ongoing basis about the registrant’s business, condition and prospects, financial and otherwise. Management believes, based on representations of the purchasers, that each purchaser had such knowledge and experience in business and financial transactions that he was able to understand and evaluate the risks and merits of investment in a high risk enterprise. A legend was placed on each certificate, prohibiting public resale of the shares, except in compliance with Rule 144. The registrant claims exemption from the registration requirement of the Securities Act of 1933, as amended (the "Act") by reason of Section 4(2) of the Act and the rules and regulations there under, on grounds that none of the sales listed above involve a public offering or distribution within the meaning of the Act.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Vallone was elected as a director of the registrant on October 25, 2007.  Mr. Vallone has been the chief executive officer of Cannon Freight Systems for more than the past five years.  The registrant entered into a three year employment agreement with Mr. Vallone as chief operating officer of Cannon Freight Systems for a beginning base salary of $225,000 for the first year, with a ten percent increase in each subsequent year.  The agreement also provides for performance bonuses for increases in gross operating revenues over $50,000,000 per year and for acquisitions introduced by Mr. Vallone.

Section 5.06 - Change in Shell Company Status.

As a result of the acquisition of Cannon Freight Systems, the registrant ceased being a “shell company” on October 25, 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

 (a)  Financial Statements.

Financial statements of Cannon Freight Systems are attached to this report.

(b)  Pro Forma Financial Statements.

Pro forma financial statements of the registrant are attached to this report.

(d)  Index to Exhibits

Description of Exhibit

10.A	Stock Purchase Agreement dated October 17, 2007
10.D	Form of Convertible Debenture
10.E	Employment Agreement with Anthony Vallone, Sr.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

High Point Transport, Inc.

By: /s/ Paul A. Henley
Paul A. Henley, Chief Executive Officer,
Chief Operating Officer and President
November 1, 2007

/s/ Cristino L. Perez
Cristino L. Perez, Chief Financial and Accounting Officer
November 1, 2007

CANNON FREIGHT SYSTEMS, INC.
Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet at December 31, 2006	F-3

Statements of Operations for the years ended
December 31, 2006 and 2005	F-4

Statement of Changes in Shareholder's Equity for the period from
January 1, 2005 through December 31, 2006	F-5

Statements of Cash Flows for the years ended
December 31, 2006 and 2005	F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Cannon Freight Systems, Inc.:

We have audited the accompanying balance sheet of Cannon Freight Systems, Inc. (an S Corporation) as of December 31, 2006, and the related statements of earnings, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Cannon Freight Systems, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
October 24, 2007

CANNON FREIGHT SYSTEMS, INC.
Balance Sheet
December 31, 2006

Assets
Current assets:
Cash	$102,664
Trade receivables, net of allowance for doubtful accounts of $105,000	4,396,799
Prepaid licenses and permits	179,704
Prepaid insurance	106,725
Other current assets	186,343

Total current assets	4,972,235

Property and equipment, at cost:
Revenue and service equipment	3,093,912
Furniture and office equipment	122,071
Leasehold improvements	130,838

Total property and equipment	3,346,821
Less accumulated depreciation	(1,100,114)

Net property and equipment	2,246,707

Total assets	$7,218,942

Liabilities and Shareholder's Equity

Current liabilities:
Trade accounts payable	$1,191,579
Line of credit (Note 3)	2,950,000
Notes payable, related party (Note 2)	339,052
Current portion of notes payable, other (Note 3)	651,670
Current portion of capital lease obligations (Note 3)	269,021
Accrued liabilities	194,293

Total current liabilities	5,595,615

Long term debt (Note 3):
Note payable, less current portion	845,395
Capital lease obligations, less current portion	140,366

Total liabilities	6,581,376

Commitments and contingencies (Note 5)	—

Shareholder's equity (Note 4):
Common stock, $1.00 par value. Authorized 60,000 shares,
issued and outstanding 1,500 shares	1,500
Retained earnings	636,066

Total shareholder's equity	637,566

Total liabilities and shareholder's equity	$7,218,942

See accompanying notes to financial statements

CANNON FREIGHT SYSTEMS, INC.
Statements of Operations

	Years Ended December 31,
	2006	2005

Operating revenues, including fuel surcharge revenues	$24,880,984	$18,475,749

Operating expenses:
Rents and purchased transportation	1,425,726	1,575,000
Salaries, wages and employee benefit	14,434,783	10,736,603
Fuel and fuel taxes	3,371,439	2,181,069
Depreciation and amortization	417,269	248,170
Operating supplies and expenses	2,795,730	1,731,730
Insurance and claims	640,710	572,487
Operating taxes and licenses	324,084	226,810
General and administrative expenses	815,171	757,436
Communication and utilities	207,500	180,216

Total operating expenses	24,432,412	18,209,521

Operating income	448,572	266,228

Interest expense	(328,736)	(143,224)

Net income	$119,836	$123,004

Pro forma adjustments (Note 1):
Officer/shareholder distributions	—	—
Income taxes	(29,986)	(31,222)

Pro forma net income	$89,850	$91,782

See accompanying notes to financial statements

CANNON FREIGHT SYSTEMS, INC.
Statement of Changes in Shareholder's Equity

	Common Stock		Retained
	Shares	Par Value	Earnings	Total

Balance at January 1, 2005	1,500	$1,500	$393,226	$394,726

Net income	—	—	123,004	123,004

Balance at December 31, 2005	1,500	1,500	516,230	517,730

Net income	—	—	119,836	119,836

Balance at December 31, 2006	1,500	$1,500	$636,066	$637,566

See accompanying notes to financial statements

CANNON FREIGHT SYSTEMS, INC.
Statements of Cash Flows

	Years Ended December 31,
	2006	2005
Cash flows from operating activities:
Net income	$119,836	$123,004
Adjustments to reconcile net income to net cash
used by operating activities:
Depreciation and amortization	417,269	248,170
Bad debt provision	65,801	36,286
Changes in operating assets and liabilities:
Trade accounts receivables	(1,503,961)	(1,817,233)
Prepaid expenses and other current assets	(200,126)	(48,005)
Trade accounts payable	277,842	536,797
Accrued liabilities	(9,665)	166,132
Net cash used in
operating activities	(833,004)	(754,849)

Cash flows from investing activities:
Acquisition of equipment and leasehold improvements	(338,693)	(322,982)

Net cash used in
investing activities	(338,693)	(322,982)

Cash flows from financing activities:
Proceeds from line of credit	1,450,000	1,250,000
Proceeds from related party debt	303,109	18,769
Proceeds from long-term debt	182,250	53,078
Repayments of line of credit	(700)	—
Repayments of related party debt	(185,565)	(48,702)
Repayments of long-term debt	(322,729)	(208,538)
Repayments of capital lease obligations	(152,004)	(54,331)
Net cash provided by
financing activities	1,274,361	1,010,276

Net change in cash and
cash equivalents	102,664	(67,555)

Cash and cash equivalents:
Beginning of period	—	67,555

End of period	$102,664	$—

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$—	$—
Interest	$315,417	$146,129

Schedule of noncash investing and financing transactions:
Acquisitions of revenue equipment under installment note obligations	$559,121	$826,882
Capital lease obligation incurred for use of equipment	$188,708	$395,665

See accompanying notes to financial statements

CANNON FREIGHT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies

Business

Cannon Freight Systems, Inc. is a full-load transportation service company located in the Detroit, Michigan area.  We generate revenues primarily from the actual movement of freight from shippers to consignees and serving as a logistics provider by offering or arranging for others to provide the transportation service.  Unless otherwise indicated by the context, "we," "us," "our" and "CFSI” refer to Cannon Freight Systems, Inc.

Use of Estimates

The financial statements contained in this report have been prepared in conformity with accounting principles generally accepted in the United States of America.  The preparation of these statements requires us to make estimates and assumptions that directly affect the amounts reported in such statements and accompanying notes.  We evaluate these estimates on an ongoing basis utilizing historical experience, consulting with experts and using other methods we consider reasonable in the particular circumstances.  Nevertheless, our actual results may differ significantly from our estimates.

We believe that certain accounting policies and estimates are of more significance in our financial statement preparation process than others.  We believe the most critical accounting policies and estimates include the economic useful lives and salvage values of our assets, provisions for uncollectible accounts receivable, and estimates of exposures under our insurance and claims plans.  To the extent that actual, final outcomes are different than our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings during that accounting period will be affected.

Cash and Cash Equivalents

Cash in excess of current operating requirements is invested in short-term, highly liquid investments.  We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. At December 31, 2006, we had $-0- in cash equivalents.

Accounts Receivable Allowance

Our trade accounts receivable includes accounts receivable reduced by an allowance for uncollectible accounts and revenue adjustments.  The allowance for uncollectible accounts and revenue adjustments are based on historical experience as well as any known trends or uncertainties related to customer billing and account collectibility.  The adequacy of our allowance is reviewed monthly.  The allowance for uncollectible accounts and revenue adjustments was $105,000 at December 31, 2006.

Property and Equipment

Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of 5 to 10 years for tractors, 5 to 40 years for structures and improvements, and 3 to 10 years for furniture and office equipment.  Salvage values are typically 20% to 25% for tractors and trailing equipment and consider any agreements with tractor suppliers for residual or trade-in values for certain new equipment.  We capitalize tires placed in service on new revenue equipment as a part of the equipment cost.  Replacement tires and costs for recapping tires are expensed at the time the tires are placed in service.  Gains and losses on the sale or other disposition of equipment are recognized at the time of the disposition and are classified in general and administrative expenses. Depreciation expense totaled $116,779 and $112,739 for the years ended December 31, 2006 and 2005, respectively.

CANNON FREIGHT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

Revenue Recognition

Revenues are recognized when services are rendered to customers, that is, primarily when the pickup and delivery is complete. There may be a time lag between the completion of the service and the generation of an invoice. Accordingly, unbilled revenue is recognized for those shipments that have been completed but have not been invoiced.

Advertising Costs

We charge advertising costs to expense as incurred.  For the years ended December 31, 2006 and 2005, advertising expense was $166,779 and $112,739, respectively.

Income Taxes and Related Pro Forma Adjustments

We have elected to be taxed as an S corporation.  As such, there is no provision for income taxes in the accompanying financial statements.  As an S corporation, we make distributions to our shareholders annually and charge those distributions to retained earnings.

The accompanying statements of income include pro forma adjustments to reflect as salaries distributions to shareholders and to reflect an estimated provision for income taxes.  The effective income tax rate used on the pro forma adjustments is that estimated had the Company been a C corporation.

Concentrations of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, include cash and trade receivables.  For the years ended December 31, 2006 and 2005, our top four customers, based on revenue, accounted for approximately 84% and 71%, respectively, of our total revenue.  Our top four customers, based on revenue, accounted for approximately 78% of our total trade accounts receivable at December 31, 2006.

 Financial instruments with significant credit risk include cash. The Company deposits its cash with high quality financial institutions in amounts less than the federal insurance limit of $100,000 in order to limit credit risk. As of December 31, 2006, the Company's bank deposits exceeded the insured limit by $2,664.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of their short maturities. At December 31, 2006, the Company had $2.95 million outstanding under its revolving credit facility with Comerica Bank, approximately $625,000 outstanding under various promissory notes with Comerica Bank, approximately $550,000 outstanding under a promissory note with GE Capital and approximately $320,000 outstanding under various promissory notes with various lenders.  The carrying amount of the revolving credit facility and promissory notes with Comerica Bank approximates fair value as the rate of interest on the revolving credit facility approximate current market rates of interest for similar instruments with comparable maturities, and the interest rate is variable. The fair value of long-term debt with GE Capital and the various lenders is based on current rates at which the Company could borrow funds with similar remaining maturities.

CANNON FREIGHT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

We continually evaluate the carrying value of our assets for events or changes in circumstances which indicate that the carrying value may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Claims Accruals

Losses resulting from personal liability, physical damage, workers' compensation, and cargo loss and damage are covered by insurance subject to deductible, per occurrence. Losses resulting from uninsured claims are recognized when such losses are known and can be estimated. We estimate and accrue a liability for our share of ultimate settlements using all available information. We accrue for claims reported, as well as for claims incurred but not reported, based upon our past experience. Expenses depend on actual loss experience and changes in estimates of settlement amounts for open claims which have not been fully resolved. These accruals are based on our evaluation of the nature and severity of the claim and estimates of future claims development based on historical trends. Insurance and claims expense will vary based on the frequency and severity of claims and the premium expense.  At December 31, 2006, management estimated $-0- in claims accrual.

Recent Accounting Pronouncements

In June 2006, The Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This Interpretation prescribes a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return, and provides guidance on classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. This Interpretation will not affect us as an S corporation.  We are currently assessing the impact of Interpretation No. 48 on our financial statements should we terminate our “S” election.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157).  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.  SFAS 157 is effective for fiscal years beginning after November 15, 2007.  We are currently assessing the impact of SFAS 157 on our financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS 159).  SFAS 159 permits entities to choose to measure certain financial assets and liabilities at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  We are currently assessing the impact of SFAS 159 on our financial statements.

2.  Related Party

We are indebted to our (sole) shareholder in the amount of $339,052 as of December 31, 2006 pursuant to the terms of a promissory note.  The note is unsecured, carries interest at the applicable annual blended federal rate, which is added to the principal amount at the end of each year, and matures on January 1, 2008 and.  The note is subordinated to all other debt obligations.

CANNON FREIGHT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

	2006	2005
Beginning balance	$221,509	$77,942
Borrowings	303,109	192,269
Repayments	(185,565)	(48,702)
Ending balance	$339,052	$221,509

Interest expense	$12,852	$3,285

During the years ended December 31, 2006 and 2005, we reimbursed our sole shareholder $51,533 and $41,844 respectively, for the use of his home office and for vehicles.

3.  Balance Sheet Components

Following is a summary of our debt obligations at December 31, 2006:

		Current
	Total	Maturities	Long-term

Revolving line of credit	$2,950,000	$2,950,000	$-

Long-term debt:
Notes payable, other	1,497,065	651,670	845,395
Capital lease obligations	409,387	269,021	140,366
	$1,906,452	$920,691	$985,761

Revolving Line of Credit

At December 31, 2006, we were authorized to borrow up to a total of $4 million under a revolving line of credit. The line of credit is limited to 80 percent of eligible accounts receivable aged less than 90 days. This line of credit is collateralized by substantially all of our assets and is due on demand. The applicable interest rate under this agreement is based on the prime rate plus 0.75%. At December 31, 2006, we had $2,950,000 outstanding at an average interest rate of 9.0% under this agreement.

Notes Payable, Other

Notes payable, other consisted of the following as of December 31, 2006:

CANNON FREIGHT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

Note payable to bank, due March 2009, payable
in monthly installments of $5,593 at prime + 0.50%,
collateralized by substantially all of our assets	$150,424

Various notes payable to bank, due in 2010,
payable in aggregate monthly installments of
$10,883 at 0.50% to 0.75% above prime,
collateralized by substantially all of our assets	477,400

Note payable to Key Equipment, due July 2008,
payable in monthly installments of $423 with
interest at 7.25%, collateralized by a vehicle	7,559

Note payable to bank, due July 2009, payable
in monthly installments of $5,749, with interest
at 8.45%, collateralized certain vehicles	153,505

Various notes payable to Federal Financial Credit,
due April 2008, payable in aggregate monthly
installments of $9,900, with interest at 8.2%,
collateralized by certain vehicles	149,601

Note payable to Ford Motor Credit, due Sept. 2009,
payable in monthly installments of $404 with
interest at 20.69%, collateralized by a vehicle	10,331

Note payable to GE Capital, due December 2012,
payable in monthly installments of $9,817.23 with
interest at 8.76%, collateralized by certain trailers	548,245
1,497,065
Less current maturities	(651,670)
$845,395

Aggregate maturities of installment notes payable during the four years subsequent to December 31, 2006, are as follows: 2007 - $651,670 (classified as current portion of long-term debt); 2008 - $396,423; 2009 - $179,998; and 2010 and thereafter – $215,339.

The carrying amount of assets pledged as collateral for the installment notes payable totaled $7,218,942 at December 31, 2006.

CANNON FREIGHT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

Capital Lease Obligations

We lease certain revenue and service equipment under various capital leases that expire in 2006 through 2009.  The net book value of the leased property at December 31, 2006 consisted of:

Revenue and service equipment	$716,055
Less accumulated depreciation	(248,375)
$467,680

Future aggregate minimum lease payments under the capital leases as of December 31, 2006 are as follows:

2007	$168,660
2008	199,980
2009	51,290
2010	42,282
462,212
Less: Interest portion	(52,825)
$409,387

4.    Shareholder’s Equity

We have one class of common stock outstanding at December 31, 2006.

5.  Commitments and Contingencies

Operating Leases

We lease our office space under a five year  non-cancellable lease expiring July 31, 2011.  In addition to the monthly base rent, we are required to pay our proportionate share of utilities, common area maintenance, insurance and property taxes.  There is an option to renew the lease for an additional five year term at an adjusted minimum monthly base rent.  The adjustment to the based rent is tied to the Consumer Price Index.  The lease also contains an option to purchase the property.  We also lease additional space under various operating leases on a month to month basis.  Rental expense for the office and additional space for the years ended December 31, 2006 and 2005 was $200,103 and $80,664, respectively.

In addition, we lease vehicles and trailers under various non-cancelable operating leases expiring through November 2009.  Vehicle and trailer lease expense for the years ended December 31, 2006 and 2005 amounted to $1,666,993 and $1,237,928, respectively.

As of December 31, 2006, we had approximately $1,437,720 of obligations remaining under operating lease arrangements related to trailing equipment and office space through 2011.  None of our operating leases contains any guaranteed residual value clauses.

CANNON FREIGHT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

Future minimum lease payments under all noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2006, are:

2007	$899,008
2008	548,463
2009	391,141
2010	248,701
2011 and thereafter	311,946
$2,399,259

Standby Letter of Credit

In April 2004, we entered into a $50,000 standby letter of credit with a bank.  At December 31, 2006, the letter of credit was unused and remained effective.

Claims and Assessments

We are involved in certain claims and pending litigation arising from the normal conduct of business.  Based on the present knowledge of the facts and, in certain cases, opinions of outside counsel, we believe the resolution of these claims and pending litigation will not have a material adverse effect on our financial condition, our results of operations or our liquidity.

HIGH POINT TRANSPORT, INC.,
AND
CANNON FREIGHT SYSTEMS, INC.

INDEX TO PRO FORMA FINANCIAL STATEMENTS

Page

PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AT DECEMBER 31, 2006	PF-2

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD MAY 16, 2006 (INCEPTION) TO
DECEMBER 31, 2006 FOR HIGH POINT AND FOR THE YEAR
ENDED DECEMBER 31, 2006 FOR CANNON	PF-3

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS DECEMBER 31, 2006	PF-4 - PF-5

HIGH POINT TRANSPORT, INC. AND
CANNON FREIGHT SYSTEMS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AT DECEMBER 31, 2006 (UNAUDITED)

Assets
	High Point	Cannon Freight		ProForma Adjustments	ProForma Condensed Combined
Current assets:
Cash	$-	$102,664	A	$1,300,000	$202,664
			B	(1,000,000)
			C	(200,000)
Trade receivables, net	-	4,396,799			4,396,799
Prepaid expenses	-	286,429			286,429
Other current assets	7,998	186,343			194,341
Total current assets	7,998	4,972,235		100,000	5,080,233

Property and equipment, net of depreciation	-	2,246,707	B	4,456,752	6,703,459

Total assets	$7,998	$7,218,942		$4,556,752	$11,783,692

Liabilities and Shareholder's Equity

Current liabilities:
Trade accounts payable & accrued liabilities	$7,731	$1,385,872	C	$(456,752)	$1,650,355
			C	200,000
Line of credit		2,950,000			2,950,000
Notes payable, related party	11,112	339,052	B	(1,000,000)	1,350,164
Notes & capital lease obligations - current		920,691	A	(1,300,000)	2,220,691
Total current liabilities	18,843	5,595,615		(2,556,752)	8,171,210

Long term debt
Notes & capital lease obligations, long-term	-	985,761	B	(1,000,000)	1,985,761

Shareholder's equity
Common stock	-	1,500	B	(1,000)	2,500
Paid-in capital	28,500	-	B	(999,000)	1,027,500
Retained earnings	(39,345)	636,066			596,721
Total shareholders' equity	(10,845)	637,566		(1,000,000)	1,626,721

Total liabilities and shareholders' equity	$7,998	$7,218,942		$(4,556,752)	$11,783,692

See accompanying notes to pro forma financial statements

HIGH POINT TRANSPORT, INC. AND
CANNON FREIGHT SYSTEMS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD MAY 16, 2006 (INCEPTION) TO DECEMBER 31, 2006 FOR HIGH POINT
AND FOR THE YEAR ENDED DECEMBER 31, 2006 FOR CANNON (UNAUDITED)

	High Point	Cannon Freight	ProForma Adjustments	ProForma Condensed Combined

Operating revenues	$-	$24,880,984	$-	$24,880,984

Operating expenses:
Salaries, wages and employee benefit	24,500	14,434,783	-	14,459,283
Fuel and fuel taxes	-	3,371,439	-	3,371,439
Depreciation and amortization	-	417,269	-	417,269
General and administrative expenses	14,845	815,171	-	830,016
Operating supplies & expenses	-	5,393,750	-	5,393,750
Total operating expenses	39,345	24,432,412	-	24,471,757

Operating income	(39,345)	448,572	-	409,227

Other Income & Expenses
Interest expense	-	(328,736)	-	(328,736)

Income before income taxes	-	119,836	-	119,836

Pro forma (income taxes) benefit	9,836	(29,986)	-	(20,150)

Pro forma net income	$(29,509)	$89,850	$-	$60,341

Loss per common shares
Basic				$60
Fully diluted				$0

Weighted average number of common
shares outstanding
Basic				1,000
Fully diluted				2,301,000

See accompanying notes to pro forma financial statements

HIGH POINT TRANSPORT, INC., AND
CANNON FREIGHT SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE A - GENERAL INFORMATION

The following unaudited pro forma condensed combined balance sheets aggregates the balance sheet of High Point Transport, Inc. (“High Point”), a Florida corporation, and Cannon Freight Systems, Inc., (“Cannon”), a Michigan corporation, as of December 31, 2006 using the purchase method of accounting, using the assumptions described in the following notes as if the business combination occurred as of the end of December 31, 2006 for the balance sheets and as of January 1, 2006 for Cannon and May 16, 2006 (date of inception) for High Point for the statement of operations.

The following unaudited pro forma condensed combined statement of operations aggregates the result of operations for both companies for the period ended December 31, 2006.

The unaudited pro forma statements should be read in conjunction with the financial statements and notes thereto of High Point for the year ended December 31, 2006 included in that company’s registration statement and quarterly reports filed with the Securities and Exchange Commission under cover of Form 10-SB and Form 10-QSB.  The unaudited pro forma financial statements are not necessarily indicative of the combined financial position which might have existed at December 31, 2006 or the results of operations as they may have been for the year ended December 31, 2006 for Cannon and the period from May 16, 2006 through December 31, 2006 for High Point, had the business combination occurred on the dates indicated above.

NOTE B - PURCHASE METHOD OF ACCOUNTING

In accordance with accounting principles generally accepted in the United States of America, High Point’s acquisition of Cannon is being accounted for as a purchase.  High Point acquired 100% of the issued and outstanding common stock of Cannon from its sole shareholder.  Under the purchase method of accounting, the assets and liabilities of Cannon are re-valued based on the purchase price.

NOTE C - ASSUMPTIONS

The accompanying unaudited pro forma condensed combined financial statements are presented based on the following assumptions:

1.	That the business combination between High Point and Cannon was accomplished on January 1, 2006.

2.	That the Exchange Agreement between High Point and Cannon was consummated under the terms and conditions disclosed in Note F as of January 1, 2006.

3.	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 do not include adjustments for legal and accounting expenses associated with the acquisition.

HIGH POINT TRANSPORT, INC., AND
CANNON FREIGHT SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE D - PRO FORMA ADJUSTMENTS

The pro forma adjustments are summarized as follows:

A.	To record the proceeds from the issuance of a 10% convertible debenture due one year from date of issuance.

B.
To record acquisition of 100% of the capital stock of Cannon in exchange for $1,000,000 in cash, a promissory note for $1,000,000 due January 31, 2008, a convertible promissory note of $1,000,000 due October 25, 2008, and the issuance of 1,000,000 shares of High Points $0.001 par value common stock, and to record the business broker’s commission on the purchase of Cannon Freight Systems.

C.	To record the payment of $200,000 at closing towards the brokers’ commission on the purchase of Cannon Freight Systems.

NOTE E - NET LOSS PER COMMON SHARE

The net loss per common share for the unaudited pro forma condensed combined column is computed based on the weighted average number of historical shares outstanding for High Point during the period, giving effect to the 1,000,000 common shares that were issued to the shareholders of Cannon upon the consummation of the business combination since the transaction is assumed to have occurred on January 1, 2006 for purposes of the pro forma statement of operations.

The fully diluted computation of earnings per share gives effect to the conversion of the promissory note issued to the stockholder of Cannon, and also to the exercise of the $1,300,000 convertible debenture both at $1 per share.

NOTE F – STOCK PURCHASE

On October 17, 2007, High Point entered into a Stock Purchase Agreement to acquire 100% of the issued and outstanding common stock of Cannon for an aggregate of 1,000,000 shares of common stock of High Point, $1,000,000 in cash, a short-term promissory note for $1,000,000, and a convertible promissory note for $1,000,000.  The effective date of the transaction and closing was October 25, 2007.